Exhibit 10.1

Execution Version

COMMON STOCK PURCHASE AGREEMENT

EXHIBITS
Exhibit A        Form of Standstill and Stock Restriction Agreement

COMMON STOCK PURCHASE AGREEMENT
THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of August 5, 2020 by and among Denali Therapeutics Inc., a Delaware corporation (the “Company”), and Biogen MA Inc., a Massachusetts corporation (the “Investor”).
The parties hereby agree as follows:
1.Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
(a)“Accredited Investor” means an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.
(b)“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). The parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that, in such case, such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity.
(c)“Antitrust Clearance Date” means the date that is the date on which all of the following conditions have been met: (i) the waiting periods under the HSR Act and any other Antitrust Law, to the extent applicable to the transactions contemplated by this Agreement, the Provisional Collaboration and License Agreement and/or the Definitive Collaboration Agreement, shall have expired or earlier been terminated; (ii) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement, the Provisional Collaboration and License Agreement or the Definitive Collaboration Agreement shall be pending; (iii) no law, order or injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transactions contemplated by this Agreement, the Provisional Collaboration and License Agreement or the Definitive Collaboration Agreement, or any material portion hereof or thereof shall be in effect (each of clauses (i) through (iii), collectively, the “Antitrust Conditions”), unless either party earlier exercises its termination right under Section 9.4 at any time prior to the Antitrust Clearance Date.
(d)“Antitrust Law” means the HSR Act, the Sherman Antitrust Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other applicable law designed to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or harm to competition.
(e)“Board” means the Board of Directors of the Company.
(f)“Business Day” means a day, other than a Saturday or Sunday, on which banking institutions in San Francisco, California, U.S.A. are open for business.
(g)“Closing” has the meaning set forth in Section 2.2(a).
(h)“Code” means the Internal Revenue Code of 1986, as amended.

(i)“Common Stock” has the meaning set forth in Section 3.2(a)(i).
(j)“Company SEC Reports” has the meaning set forth in Section 3.12(a).
(k)“Definitive LRRK2 Collaboration and License Agreement” has the meaning set forth in the Provisional Collaboration and License Agreement.
(l)“Denali IP” has the meaning set forth in the Provisional Collaboration and License Agreement.
(m)“Denali Know-How” has the meaning set forth in the Provisional Collaboration and License Agreement.
(n)“Denali Patents” has the meaning set forth in the Provisional Collaboration and License Agreement.
(o)“DOJ” means the U.S. Department of Justice.
(p)“Exchange Act” means the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(q)“Financial Statements” has the meaning set forth in Section 3.10(b).
(r)“FTC” means the U.S. Federal Trade Commission.
(s)“GAAP” means U.S. generally accepted accounting principles.
(t)“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
(u) “Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge (after reasonable inquiry of their direct reports) of the President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Medical Officer of the Company.
(v)“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company, taken as a whole; provided however, that, none of the following (alone or when aggregated any other effects), shall be deemed to be a Material Adverse Effect, and none of the following (alone or when aggregated any other effects), shall be taken into account: (A) (1) general market, economic or political conditions that do not have a disproportionate effect on the Company relative to other companies operating in the Company’s industry or (2) conditions (or any changes therein) in the industries in which the Company conducts business, including any acts of terrorism or war, weather conditions, global virus epidemics or other force majeure events that do not have a disproportionate effect on the Company relative to other companies operating in the Company’s industry; (B) the execution of this Agreement, the Provisional Collaboration and License Agreement, the Definitive LRRK2 Collaboration and License Agreement and the pendency of the transactions contemplated hereby and thereby; or (C) (1) regulatory, manufacturing or clinical changes resulting from any studies conducted or sponsored by the Company, or clinical trial meetings (and communications related thereto), and including, for the avoidance of doubt, any increased incidence or severity of any side effects, adverse effects, adverse events or safety observations (new or previously identified); (2) any determination (or delay thereof), positive or negative, with respect to the acceptance, filing, designation, approval, or clearance of any of the Company’s product candidates; (3) approval (or other clinical or regulatory developments), market entry (or threat thereof) of competitive products, or any regulatory developments, guidance, announcement or publication relating to any of the Company’s product candidates; or (4) changes in the trading price or volume of the company’s Common Stock.

(w)“Outside Date” has the meaning set forth in Section 9.4.
(x)“Per Share Purchase Price” shall mean $34.9355, which amount is equal to 140% of the BLOOMBERG daily volume-weighted average per share price of the Common Stock on Nasdaq over the thirty (30) trading day period ending on and including the last trading day prior to the date hereof.
(y)“Permits” has the meaning set forth in Section 3.9.
(z)“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(aa)“Preferred Stock” has the meaning set forth in Section 3.2(a)(ii).
(bb) “Provisional Collaboration and License Agreement” means that certain Provisional Collaboration and License Agreement, dated August 5, 2020, by and between the Company, the Investor and Biogen International GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Switzerland.
(cc)“Purchase Price” has the meaning set forth in Section 2.1.
(dd)“Required Filings” has the meaning set forth in Section 9.3(a).
(ee) “Restated Certificate” means the current Amended and Restated Certificate of Incorporation of the Company.
(ff)“Rule 144” has the meaning set forth in Section 4.6.
(gg) “SEC” means the U.S. Securities and Exchange Commission.
(hh)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(ii)“Shares” has the meaning set forth in Section 2.1.
(jj)“Standstill and Stock Restriction Agreement” means the agreement between the Company and the Investor in the form of Exhibit A attached to this Agreement.
(kk)“Transaction Agreements” means this Agreement and the Standstill and Stock Restriction Agreement.
2.Purchase and Sale of Common Stock.
2.1Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, 13,310,243 shares of Common Stock (the “Shares”) at the Per Share Purchase Price for an aggregate purchase price of $464,999,994.33 (the “Purchase Price”), payable by wire transfer to a bank account designated by the Company in writing to Investor at least three (3) Business Days prior to the Closing.

2.2Closing; Delivery; Adjustments.
(a)The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures on the third (3rd) Business Day after the final condition set forth in Sections 7 and 8 is satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing) or at such other time and place as the Company and the Investor mutually agree upon, orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall sell, and the Investor shall purchase, the Shares.
(b)At the Closing, the Company shall instruct its transfer agent to deliver confirmation of book-entry issuance of the Shares being purchased by Investor at such Closing against payment of the Purchase Price therefor.
(c)All numbers of shares and dollar amounts set forth in this Agreement are subject to appropriate adjustment in the event of any stock dividend, stock split, recapitalization, merger, consolidation, or similar event affecting such shares.
3.Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:
3.1Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
3.2Company Capitalization and Voting Rights.
(a)The authorized and issued capital of the Company consists, as of July 31, 2020, of:
(i)400,000,000 shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”), of which (i) 105,984,031 shares are issued and outstanding, (ii) 4,498,311 shares are reserved for issuance pursuant to the Company’s stock incentive plans, (iii) 2,457,049 shares are reserved for issuance pursuant to the Company’s employee stock purchase plan and (iv) 15,573,822 shares are issuable upon the exercise of stock options outstanding, vesting of restricted stock awards outstanding and vesting of restricted stock unit awards outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.
(ii)40,000,000 shares of Preferred Stock, $0.01 par value per share, of the Company (the “Preferred Stock”), none of which are issued and outstanding.
(b)All of the authorized shares of Common Stock are entitled to one (1) vote per share.
(c)Except as described or referred to in the Company SEC Reports, there were not any outstanding equity securities, options, warrants, rights (including conversion or preemptive rights) or other agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company other than equity securities that may have been granted pursuant to its stock incentive plans, which plans are described in the Company SEC Reports.

(d)Except as described or referred to in the Company SEC Reports, the Company is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.
3.3Subsidiaries. The Company currently has one wholly owned subsidiary, Denali BBB Holding Limited, a company organized under the laws of the United Kingdom. Except as otherwise disclosed in the Company SEC Reports, the Company is not a participant in any joint venture, partnership or similar arrangement.
3.4Authorization. The Company has all requisite corporate power and authority to enter into and to perform its obligations under the Transaction Agreements, to consummate the transactions contemplated by the Transaction Agreements and to issue the Shares in accordance with the terms of this Agreement. All corporate action required to be taken by the Company’s Board and stockholders in order to enter into the Transaction Agreements and to issue the Shares at the Closing, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
3.5Valid Issuance of Shares. The Shares have been duly authorized and, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be (a) validly issued, fully paid and nonassessable, (b) free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by any Investor and (c) not subject to preemptive rights or other similar rights of stockholders of the Company. Assuming the accuracy of the representations of the Investor in Section 4 of this Agreement and subject to Section 3.6 below, the Shares will be issued in compliance with all applicable federal and state securities laws.
3.6Governmental Consents and Filings. Assuming the accuracy of the representations made by the Investor in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any federal, state, local or foreign governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable federal or state securities laws, which have been made or will be made in a timely manner, and compliance with the HSR Act and such other Antitrust Law as may be applicable to this Agreement, the Provisional Collaboration and License Agreement and/or the Definitive Collaboration Agreement.
3.7Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or, to the Company’s knowledge, investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company or any officer or director of the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.8Compliance with Other Instruments. The Company is not in conflict, violation, breach or default (a) of any provisions of its Restated Certificate or Bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any investor rights agreement, other material agreement, note, indenture, deed of trust, license, lease agreement or mortgage where such conflict, violation, breach or default would have a Material Adverse Effect, or (d) to the Company’s knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in (x) any such conflict, violation, breach or default described in Section 3.8(a)-(d) above, or (y) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.
3.9Licenses and Other Rights; Compliance with Laws. The Company has all franchises, permits, licenses and other rights and privileges (“Permits”) necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the Company has not taken any action that would interfere with its ability to renew all such Permit(s), except where the failure to renew such Permit(s) would not reasonably be expected to have a Material Adverse Effect. The Company is and has been in compliance with all laws applicable to its business, properties and assets, except where the failure to be in compliance has not had and would not reasonably be expected to have a Material Adverse Effect.
3.10Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the Company’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.
3.11Intellectual Property.
(a)No claim, suit, proceeding, settlement, arbitration, citation, summons, or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity, has been brought or obtained against the Company or any of its affiliates relating to the Denali IP. No claim, suit, proceeding, arbitration, citation, summons, or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity, to the Company’s knowledge, has been threatened in writing by any person: (i) challenging the ownership, scope, duration, validity, enforceability, priority or right to use the Denali Patents (including, by way of example, through the institution of or written threat of institution of interference, inter partes review, reexamination, protest, opposition, nullity, or similar invalidity proceeding before the United States Patent and Trademark Office or any foreign patent authority or court) or (ii) alleging that the Denali IP, or the disclosing, copying, making, or licensing of the Denali IP, or the Development or Commercialization of the Compounds or Products (each, as defined in the Provisional Collaboration and License Agreement) contemplated by the Provisional Collaboration and License Agreement, does or will violate, infringe, misappropriate or otherwise conflict or interfere with, any patent or other intellectual property or proprietary right of any person.
(b)To the Company’s knowledge, (i) the Company has the right to use all Denali Know-How and Denali Patents necessary to conduct the activities under the LRRK2 Program with respect to LRRK2 Licensed Compounds and LRRK2 Licensed Products (each as defined in the Provisional Collaboration and License Agreement) and (ii) the Development or Commercialization of the LRRK2 Licensed Compounds and LRRK2 Licensed Products as contemplated by the Provisional Collaboration and License Agreement will not conflict with any other license or agreement to which the Company or any of its affiliates is a party.

(c)To the Company’s knowledge, the Denali Patents with respect to which the Company controls prosecution and maintenance activities are being prosecuted in the respective patent offices worldwide in accordance with applicable law.
(d)To the Company’s knowledge, all fees required to be paid by the Company in any jurisdiction where a Denali Patent with respect to which the Company controls prosecution and maintenance activities has issued in order to maintain such Denali Patent in such jurisdiction have been timely paid and to the Company’s knowledge, the Denali Patents that have issued are subsisting, valid and enforceable.
(e) The inventorship of the Denali Patents is properly identified on each issued patent or patent application (in the form such patent application exists as of the date hereof) in the Denali Patents for which all inventors were employees of the Company or its affiliates at the time of such invention.
(f)The Company has not previously assigned, transferred, conveyed or granted any license or other rights under the Denali IP that would conflict with or limit the scope of any of the rights or licenses granted to the Investor under the Provisional Collaboration and License Agreement.
(g)To the Company’s knowledge, no person is infringing or threatening to infringe or misappropriating or threatening to misappropriate or otherwise violating or threatening to violate the Denali IP.
(h)The Company’s rights, title and interests to all Denali IP are free of any lien or security interest.
(i)No written claim has been filed, or to the Company’s knowledge, threatened in writing, against it by any third party alleging that the conception, development, or reduction to practice of the Denali IP owned by the Company involve the misappropriation of trade secrets or other violation of the rights or property of any person.
(j)The Company has obtained, or caused its affiliates, as applicable, to obtain, assignments from the inventors of any Denali IP who were employees of the Company or its affiliates at the time of the invention, of all inventorship rights to such Denali IP, and, to the Company’s knowledge, all such assignments are valid and enforceable.
(k)Except for Existing LRRK2 Agreements and Existing Option Program Agreements (each as defined in the Provisional Collaboration and License Agreement), no third party has any rights, title or interests in or to, or any license under, any of the Denali IP that would conflict with the rights and licenses granted to Investor under the Provisional Collaboration and License Agreement.
(l)The Company and its affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all Denali Know-How that constitutes trade secrets under applicable law (including requiring all employees, consultants and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants, and independent contractors to maintain the confidentiality of such Denali Know-How) and, to the Company’s knowledge, such Denali Know-How has not been used or disclosed to any third party except pursuant to such confidentiality agreements, and to the Company’s knowledge, there has not been a breach by any party to such confidentiality agreements.
3.12SEC Filings; Financial Statements.

(a)The Common Stock is registered pursuant to Section 12(b) of the Exchange Act. The Company has timely and properly filed all forms, schedules, reports, prospectuses, proxy statements and documents required to be filed by the Company with the SEC (the “Company SEC Reports”). The Common Stock is currently listed on the Nasdaq Global Select Market. The Company is not in violation of the listing requirements of the Nasdaq Stock Market LLC, has no Knowledge of any facts that would reasonably lead to delisting or suspension of its Common Stock from the Nasdaq Stock Market LLC and has not received any written notification that, and has no Knowledge that, the SEC or the Nasdaq Stock Market LLC is contemplating terminating such listing. The Company SEC Reports (i) at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company makes no representation or warranty whatsoever concerning the Company SEC Reports as of any time other than the time they were filed, amended or superseded.
(b)Each of the consolidated financial statements (including, in each case, any related notes thereto) (the “Financial Statements”) contained in the Company SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and complied in all material respects with the rules and regulations of the SEC and all applicable accounting requirements. Each of the Financial Statements fairly presents in all material respects the consolidated financial position of the Company at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which have not had or are not expected to have, individually or in the aggregate, a Material Adverse Effect.
3.13Internal Controls; Disclosure Controls and Procedures. The Company maintains internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) required in order for the principal executive officer and principal financial officer of the Company to engage in the review and evaluation process mandated by the Exchange Act, and is in compliance with such disclosure controls and procedures in all material respects. Each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC.
3.14Private Placement. Neither the Company nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act. Subject to the accuracy of the representations made by the Investor in Section 4, the Shares will be issued and sold to the Investor in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States. The Company has not engaged any brokers, finders or agents, or incurred, or will incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

3.15Changes.
(a)Except as otherwise disclosed in the Company SEC Reports, since March 31, 2020, there has not been any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes or events in the ordinary course of business that have not caused a Material Adverse Effect.
(b)Except as set forth in the Company SEC Reports filed prior to March 31, 2020, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (ii) sold, exchanged or otherwise disposed of any of its material assets or rights.
(c)Since March 31, 2020, the Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.
3.16Not an Investment Company. The Company is not, and solely after receipt of the Purchase Price, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
4.Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:
4.1Authorization. The Investor has all requisite corporate power and authority to enter into the Transaction Agreements. The Transaction Agreements, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
4.2No Conflicts; Government Consents and Filings. The execution, delivery and performance of the Transaction Agreements by the Investor and the consummation by the Investor of the transactions contemplated by the Transaction Agreements will not (i) conflict with or result in a violation of any provision of the Investors’ certificate of incorporation, bylaws or equivalent organizational documents, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any material agreement, indenture, or instrument to which the Investor is a party where such violation or conflict would have a Material Adverse Effect, or (iii) to the Investor’s knowledge, result in a violation of any provision of federal or state statute, rule or regulation applicable to the Investor, the violation of which would have a Material Adverse Effect. Assuming the accuracy of the representations made by the Company in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any federal, state, local or foreign governmental authority is required on the part of the Investor in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable federal or state securities laws, which have been made or will be made in a timely manner, and compliance with the HSR Act and such other Antitrust Laws as may be applicable to this Agreement, the Provisional Collaboration and License Agreement and/or the Definitive Collaboration Agreement. Neither Investor nor any of its Affiliates owns, of record or beneficially, any voting securities of the Company, or any securities convertible into or exercisable for any voting securities of the Company.

4.3Purchase Entirely for Own Account. The Shares to be acquired by the Investor will be acquired for Investor’s own account, not as a nominee or agent, and not with a present view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares except as would not result in a violation of the Securities Act. The Investor has not been formed for the specific purpose of acquiring the Shares.
4.4Disclosure of Information. The Investor has had access to all of the Company’s SEC filings that Investor has requested. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management. The foregoing, however, does not modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Company’s SEC filings, or limit or modify the representations and warranties of the Company in Section 3 of this Agreement, or the right of the Investor to rely thereon.
4.5Restricted Securities. The Investor understands that, except as set forth in Section 4 of the Standstill and Stock Restriction Agreement, the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that, except as set forth in Section 4 of the Standstill and Stock Restriction Agreement, the Company does not have any obligation to register or qualify the Shares for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which, except as set forth in Section 4 of the Standstill and Stock Restriction Agreement, are outside of the Investor’s control, and which the Company is not under an obligation, and may not be able, to satisfy.
4.6Legends. The Investor understands that the Shares may bear the legends set forth in Section 6(b), and any legend required by the securities laws of any state to the extent such laws are applicable to the Shares. The Shares, when issued, shall not bear the restrictive legends set forth in Section 6(b): (i) following a sale of such Shares pursuant to a registration statement covering the resale of such Shares, while such registration statement is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions or (iv) if any such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that at such time as the restrictive legends set forth in Section 6(b) are no longer required, the Company will (x) no later than two (2) Business Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Shares issued with such restrictive legends, deliver or cause to be delivered to the Investor a certificate representing such Shares that is free from any such restrictive legend, and (y), in the event that such shares are uncertificated, no later than two (2) Business Days following the delivery of a written request by the Investor to the Company to remove any such restrictive legend, remove, or cause to be removed, any such restrictive legend in the Company’s stock records; each party will be responsible for any fees it incurs in connection with such request and removal.
4.7Accredited Investor. The Investor is an Accredited Investor.

4.8United States Investor. The Investor is a United States person (as defined by Section 7701(a)(30) of the Code).
4.9No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.
4.10Exculpation. The Investor acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.
4.11Residence. The office or offices of the Investor in which its principal place of business is identified in the address or addresses of the Investor set forth on its signature page hereto.
5.Market Stand-off Agreement. Investor agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of any of the Company’s equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3 filed within eighteen (18) months after the Closing, and ending on the date specified by the Company and the managing underwriter, such period not to exceed the lesser of (a) ninety (90) days and (b) the number of days that the Company and each director and officer of the Company agree not to take certain actions following the date of such final prospectus, or such other period in each case as may be requested by the Company or an underwriter solely to comply with regulatory requirements, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Investor further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 5 or that are necessary to give further effect thereto.
6.Restrictions on Transfer.
(a)The Shares shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Investor will cause any proposed purchaser, pledgee, or transferee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
(b)Each certificate, instrument, or book entry representing Shares, and any other securities issued in respect of such Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 6(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN VOTING RESTRICTIONS AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
Investor consents to the Company making a notation in its records and giving instructions to any transfer agent of the Company’s securities in order to implement the restrictions on transfer set forth in this Section 6.
(c)Before any proposed sale, pledge, or transfer of any Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, Investor shall give notice to the Company of its intention to effect such sale, pledge, or transfer and, if reasonably requested by the Company, cause to be delivered at Investor’s expense a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act, whereupon Investor shall be entitled to sell, pledge, or transfer such securities in accordance with the terms of the notice given by Investor to the Company. The Company will not require such a legal opinion (x) in any transaction in compliance with Rule 144; or (y) in any transaction in which the Investor distributes securities to an Affiliate of the Investor for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Agreement, including Section 5 and Section 6. Each certificate, instrument, or book entry representing the Shares transferred as above provided shall be notated with, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 6(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for Investor and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act
(d)Notwithstanding anything herein to the contrary, any transfer of Shares shall be subject to the Standstill and Stock Restriction Agreement.
7.Conditions to the Investor’s Obligations. The obligation of the Investor to purchase Shares at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived.
7.1Representations and Warranties. The representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all respects as of the date hereof, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all respects as of such other date. As of the Closing (or such other date as a representation and warranty is made), the representations and warranties of the Company contained in (i) Sections 3.1 (Organization, Good Standing, Corporate Power and Qualification), 3.2(a)(ii)–(b) (Company Capitalization and Voting Rights), 3.4 (Authorization), 3.5 (Valid Issuance of Shares), 3.14 (Private Placement) and 3.16 (Not an Investment Company) shall be true and correct in all respects, and (ii) Section 3, other than those in Sections 3.1, 3.2(a)(ii)-(b), 3.4, 3.5, 3.14 and 3.16, shall be true and correct in all respects, except for inaccuracies that have not, individually or in the aggregate, caused a Material Adverse Effect (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect).

7.2Performance. The Company shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.
7.3Standstill and Stock Restriction Agreement. The Company shall have executed and delivered the Standstill and Stock Restriction Agreement.
7.4Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and Investor (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.
7.5Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.
7.6Compliance Certificate. The President of the Company shall deliver to Investor a certificate certifying that the conditions specified in Section 7.1 and Section 7.2 with respect to the Company have been fulfilled.
7.7Secretary’s Certificate. The Secretary of the Company shall deliver to Investor a certificate certifying as to (a) the Company’s certificate of incorporation and bylaws, (b) the resolutions of the Board approving this Agreement and the transactions contemplated hereby, and (c) good standing certificates with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated within three (3) Business Days of the Closing.
7.8Cross-Receipt. The Company shall deliver to the Investor a duly executed cross-receipt in form and substance reasonably satisfactory to both parties.
7.9Legal Opinion. Investor shall have received from Wilson Sonsini Goodrich and Rosati P.C., counsel for the Company, an opinion, dated as of the Closing, in a form reasonably satisfactory to the Investor.
7.10No Governmental Prohibition; Antitrust Clearance. The sale of the Shares by the Company and the purchase of the Shares by the Investor will not be prohibited, enjoined or injuncted by any applicable law at the time of the Closing. Each of the Antitrust Conditions shall have been satisfied.
7.11Collaboration Agreement. The Provisional Collaboration and License Agreement or, when executed, the Definitive LRRK2 Collaboration and License Agreement, shall be in full force and effect.
7.12Nasdaq Qualification. Nasdaq shall have completed its review of the applicable listing of additional shares application and raised no objection to the consummation of the transactions contemplated by this Agreement.
7.13Absence of Litigation. No proceeding initiated by a governmental authority and challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit or prevent the Closing, will have been instituted or be pending before any court, arbitrator, governmental body, agency or official.
8.Conditions of the Company’s Obligations. The obligations of the Company to sell Shares to the Investor at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

8.1Representations and Warranties. The representations and warranties of the Investor contained in Section 4 shall be true and correct in all respects as of the date hereof and in all material respects as of the Closing (other than those set forth in Sections 4.1 (Authorization), 4.3 (Purchase Entirely for Own Account), 4.7 (Accredited Investor), 4.8 (United States Investor) and 4.9 (No General Solicitation), which shall be true in correct in all respects), except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date.
8.2Performance. The Investor shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Investor on or before such Closing.
8.3Compliance Certificate. An authorized officer of the Investor shall deliver to the Company a certificate certifying that the conditions specified in Section 8.1 and Section 8.2 with respect to the Investor have been fulfilled.
8.4Cross Receipt. The Investor shall deliver to the Company a duly executed cross-receipt in form and substance reasonably satisfactory to both parties.
8.5Qualifications. All authorizations, approvals or permits, if any, of any governmental authority that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.
8.6Standstill and Stock Restriction Agreement. The Investor shall have executed and delivered the Standstill and Stock Restriction Agreement.
8.7No Governmental Prohibition; Antitrust Clearance. The sale of the Shares by the Company and the purchase of the Shares by the Investor will not be prohibited, enjoined or injuncted by any applicable law at the time of the Closing. Each of the Antitrust Conditions shall have been satisfied.
8.8Collaboration Agreement. The Provisional Collaboration and License Agreement or, when executed, the Definitive LRRK2 Collaboration and License Agreement, shall be in full force and effect.
8.9Absence of Litigation. No proceeding initiated by a governmental authority and challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit or prevent the Closing, will have been instituted or be pending before any court, arbitrator, governmental body, agency or official.
9.Miscellaneous.
9.1Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, and the Investor will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided, however, that the Investor may assign this Agreement together with all of the Shares it then owns to any wholly-owned subsidiary and any such assignee may assign this Agreement together with all of the Shares it then owns to the Investor or any other subsidiary wholly-owned by the Investor.
9.2Governing Law. This Agreement shall be governed by the internal law of the State of Delaware without regard to principles of conflicts of law.

9.3Antitrust Matters.
(a)Subject to the terms and conditions of this Agreement, each of the Company and the Investor will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the acquisition of the Shares as soon as practicable after the date hereof, including taking all steps as may be necessary, subject to the limitations in this Section 9.3, to obtain all applicable waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals. In furtherance and not in limitation of the foregoing, each of the Company and the Investor agrees to (i) file or cause to be filed with (A) the FTC and the DOJ any notifications required to be filed under the HSR Act no later than ten (10) Business Days after the date of this Agreement, (B) the U.K. Competition and Markets Authority under the U.K. Enterprise Act 2002, as amended by the Enterprise and Regulatory Reform Act of 2013, and the rules and regulations promulgated thereunder as soon as practicable and advisable and (C) any other regulatory body any notifications or other filings required to be filed under any other Antitrust Law as soon as practicable and advisable (any filings required pursuant to clause (A), (B) or (C), the “Required Filings”), and (ii) use reasonable best efforts to obtain as promptly as practicable approvals, clearances, consents, decisions not to assume jurisdiction, and/or the termination or expiration of any waiting period as applicable under the HSR Act or other applicable Antitrust Law, including by filing as soon as practicable and advisable any supplemental or additional information which may reasonably be requested by the FTC or the DOJ or any other governmental authority in connection with applicable Antitrust Law. Each party hereto shall be responsible for its own costs in connection with the Required Filings, except that the Investor shall be responsible for the payment of all applicable filing fees payable under the HSR Act and other applicable Antitrust Law.
(b)Each of the Company and the Investor shall use reasonable best efforts to provide or cause to be provided promptly all assistance and cooperation to allow the Company and the Investor to prepare and submit any Required Filings, including providing to the Company and the Investor, as applicable, any information that it may require for the purpose of any filing, notification, application or request for further information made in respect of any such filing.
(c)Each of the Company and the Investor shall, in connection with the transactions contemplated hereby, and the obtaining of all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations under the HSR Act or any other Antitrust Law, with respect to actions taken on or after the date of this Agreement, without limitation: (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any material communications from or with any governmental authority, including the FTC and the DOJ, with respect to this Agreement, (ii) cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, (iii) permit the other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed written or oral communication with any governmental authority, (iv) not participate in any substantive meeting or have any substantive communication with any governmental authority unless it has given the other party a reasonable opportunity to consult with it in advance and, to the extent permitted by such governmental authority, gives the other the opportunity to attend and participate therein, (v) furnish the other party’s outside legal counsel with copies of all supplemental filings and substantive communications between it and any such governmental authority with respect to this Agreement; provided that any materials subject to this Section 9.3(c) may be restricted to outside counsel and may be redacted or withheld as necessary (A) to comply with contractual arrangements, (B) to address good faith legal privilege or confidentiality concerns and (C) to comply with applicable law, (vi) furnish the other party’s outside legal counsel with such necessary information and reasonable assistance as the other party’s outside legal counsel may reasonably request in connection with its preparation of necessary submissions of information to any such governmental authority, and (vii) use reasonable best efforts to respond as soon as practicable to reasonable requests from the other party hereto.

(d)Notwithstanding anything herein to the contrary, nothing in this Agreement will require the Company or the Investor to (i) sell, hold separate, license or otherwise dispose of any assets or conduct its business in a specified manner, (ii) agree or proffer to sell, hold separate, license or otherwise dispose of any assets or conduct their business in a specified manner or (iii) permit or agree to the sale, holding separate, licensing or other disposition of, any assets of such party, whether as a condition to obtaining any approval from, or to avoid potential litigation or administrative action by, a governmental authority or any other Person or for any other reason.
9.4Termination. This Agreement may be terminated prior to the Closing (a) at any time by mutual written consent of the Company and the Investor or (b) by either the Company or the Investor, upon written notice to the other, if the Antitrust Clearance Date has not occurred on or before the date that is nine (9) months after the date of this Agreement (the “Outside Date”), provided, however, that if as of the Outside Date, each of the Antitrust Conditions has been not satisfied but all other closing conditions set forth in Sections 7 and 8 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing, which shall remain capable of being satisfied) and the Antitrust Condition remains capable of being satisfied, then either party may elect to extend the Outside Date for sixty (60) days following the expiration of the original Outside Date upon written notice to the other party provided such electing party is acting in good faith to satisfy the Antitrust Condition; provided, further, however that the Outside Date may thereafter be further extended by consecutive 30-day increments upon the written agreement and consent of the Company and the Investor. This Agreement shall terminate automatically in the event that the Provisional Collaboration and License Agreement, or, if executed, the Definitive LRRK2 Collaboration and License Agreement, is terminated prior to the Closing. In the event of the termination of this Agreement pursuant to Section 9.4, this Agreement (except for Section 9.1, Section 9.2 and Sections 9.4 through 9.13 and any definitions set forth in this Agreement and used in such Sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 9.4 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.
9.5Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered electronic mail (including .pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
9.6Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
9.7Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 9.7. If notice is given to the Company, a copy shall also be sent to Wilson Sonsini Goodrich and Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304, Attn: Tony Jeffries, Esq., tjeffries@wsgr.com, and if notice is given to the Investor, a copy shall also be given to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199, Attn: Zachary Blume, zachary.blume@ropesgray.com.

9.8No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
9.9Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 9.9 shall be binding upon the Investor and each transferee of the Shares, each future holder of all such securities, and the Company.
9.10Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
9.11Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
9.12Entire Agreement. This Agreement (including the Exhibits hereto), the Provisional Collaboration and License Agreement or, when executed, the Definitive LRRK2 Collaboration and License Agreement, and the Standstill and Stock Restriction Agreement, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
9.13Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the state of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the state of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE SECURITIES ISSUED HEREUNDER, THE STANDSTILL AND STOCK RESTRICTION AGREEMENT, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

COMPANY:
DENALI THERAPEUTICS INC.

By:	/s/ Ryan J. Watts
Name:	Ryan Watts, Ph.D.
Title:	President and CEO

Address:
161 Oyster Point Boulevard
South San Francisco, CA 94080

E-mail:

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

INVESTOR:
BIOGEN MA INC.

By:	/s/ Alfred W. Sandrock, Jr.
Name:	Alfred W. Sandrock, Jr.
Title:	EVP, R&D

Address:
225 Binney Street
Cambridge, MA 02142

E-mail:

EXHIBIT A

Form of Standstill and Stock Restriction Agreement
[See attached.]